                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                      Centex Construction Products, Inc.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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



                       CENTEX CONSTRUCTION PRODUCTS, INC.
                        3710 RAWLINS, SUITE 1600, LB 78
                              DALLAS, TEXAS 75219


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 17, 1997



To The Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centex Construction Products, Inc., a Delaware corporation (the "Company"), will be held in the Emerald Room of the Wyndham Anatole Hotel, 2201 Stemmons Freeway, in the City of Dallas, Texas, on Thursday, July 17, 1997, at 10:00 A.M. (C.D.T.) for the following purposes:

    1. To elect five directors, each to hold office until the annual meeting of stockholders in 1998 or until his successor shall have been elected and qualified.

    2. To approve the Centex Construction Products, Inc. Amended and Restated Stock Option Plan.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on June 12, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to promptly sign, date and mail the accompanying form of Company proxy, so that your Company shares may be represented and voted at the meeting. Your Company proxy will be returned to you if you should be present at the meeting and request such return.


                                        By Order of the Board of Directors


                                                 RAYMOND G. SMERGE
                                                    Secretary

Dallas, Texas
June 26, 1997

                       CENTEX CONSTRUCTION PRODUCTS, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 1997


                                  INTRODUCTION

    The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Construction Products, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on July 17, 1997, and at any adjournment thereof. The mailing address of the executive offices of the Company is 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders is June 26, 1997.

PURPOSES OF THE MEETING

   At the meeting, action will be taken upon the following matters:

        (1) Election of five directors, each to hold office until the next annual meeting of stockholders in 1998 or until his successor shall have been elected and qualified.

        (2) Approval of the Centex Construction Products, Inc. Amended and Restated Stock Option Plan.

        (3) Such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors of the Company does not know of any matters that may be acted upon at the meeting other than the matters set forth in item (1) and item (2) above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ELECTION OF THE FIVE NOMINEES FOR DIRECTOR OF THE COMPANY NAMED IN THE ACCOMPANYING COMPANY PROXY AND FOR APPROVAL OF THE CENTEX CONSTRUCTION PRODUCTS, INC. AMENDED AND RESTATED STOCK OPTION PLAN.

                             RECORD DATE AND VOTING

    The record date for the determination of stockholders entitled to notice of and to vote at the meeting is the close of business on June 12, 1997. On the record date, the issued and outstanding capital stock of the Company entitled to vote at the meeting consisted of 21,991,514 shares of Company Common Stock.

    The holders of Company Common Stock will be entitled to one vote per share upon the election of directors, approval of the Centex Construction Products, Inc. Amended and Restated Stock Option Plan, and each other matter that may be properly brought before the meeting or any adjournment thereof. Neither the Certificate of Incorporation nor the By-laws of the Company provide for cumulative voting rights. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Company Common Stock is necessary to constitute a quorum; abstentions and, by definition, broker non-votes will be counted as present for purposes of establishing a quorum.

    Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for election of the five nominees for director named in the proxy and for approval of the Centex Construction Products, Inc. Amended and Restated Stock Option Plan (although broker non-votes on the proposal to approve the Centex Construction Products, Inc. Amended and Restated Stock Option Plan will not be voted for such proposal). The Board of Directors does not intend to present, and has no information that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders of the Company. However, if other matters requiring the vote of stockholders come before the meeting, it is the intention of the persons named in the accompanying form of the Company proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any stockholder of the Company has the unconditional right to revoke his Company proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to the Company addressed to Raymond G. Smerge, Secretary, Centex Construction Products, Inc., 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219; however, no such revocation shall be effective until received by the Company at or prior to the meeting.

    The cost of solicitation of proxies for the meeting will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and other employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company has retained the firm of ChaseMellon Shareholder Services, L.L.C., which will receive a fee of approximately $4,500 plus out-of-pocket expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

ITEM 1.    ELECTION OF DIRECTORS

    In accordance with the By-laws of the Company, the Board of Directors has established the number of directors to be elected at the meeting at five, which shall constitute the entire Board of Directors. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Company proxy will be voted for the election of the five nominees for director named below or, if any such nominees should become unavailable, which is not anticipated, for such substitute nominee as the Board of Directors shall designate. Each director will hold office until the next annual election of directors or until his successor shall have been elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the outstanding shares of the Company's Common Stock. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect each nominee. The Board recommends that stockholders vote FOR the election of such nominees.

    The five persons named below are the Board's nominees for election as directors at the meeting. All the persons named below are currently directors of the Company. The information appearing in the following table respecting the nominees for director has been furnished to the Company by the respective nominees.

                                                                                       BOARD
                                          POSITIONS AND OFFICES      DIRECTOR         COMMITTEE
            NAME AND AGE                     WITH THE COMPANY         SINCE           MEMBERSHIP
            ------------                   -------------------       --------         ----------
O. G. (Greg) Dagnan, 57 . . . . . .        President and Chief         1990      Executive
                                          Executive Officer (1)
Laurence E. Hirsch, 51  . . . . . .     Chairman of the Board (2)      1985      Compensation*, Executive* &
                                                                                   Stock Option*
David W. Quinn, 55  . . . . . . . .             None (3)               1994      Executive & Stock Option
Robert L. Clarke, 54  . . . . . . .             None (4)               1994      Audit* & Compensation
Harold K. Work, 64  . . . . . . . .             None (5)               1994      Audit & Compensation

--------------------
     *   Chairman of the Committee

    (1) Mr. Dagnan has served as President and Chief Executive Officer of the Company since January 1990. Mr. Dagnan was Senior Vice President -- Operations of the Company from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989.

    (2) Mr. Hirsch has served as Chairman of the Board of Directors of the Company since January 1994. Mr. Hirsch has served as Chief Executive Officer of Centex Corporation since July 1988 and as Chairman of the Board of Centex Corporation since July 1991, and he served as President of Centex Corporation from March 1985 until July 1991. Mr. Hirsch is also a director of Commercial Metals Corporation and Envoy Corporation, serves as an advisory director of Heidelberger Zement AG and is a trustee of Blackrock Assets Investors, a registered investment company.

    (3) Mr. Quinn was elected Vice Chairman of the Board of Centex Corporation in May 1996 and was Executive Vice President of Centex Corporation from February 1987 until May 1996 and Chief Financial Officer of Centex Corporation from February 1987 until June 1997 and a director of Centex Corporation since 1989, and he served as a director and Chairman of the Board of Centex Corporation's former banking subsidiary, Texas Trust Savings Bank, FSB, from December 1988 to December 1994. Mr. Quinn also served as Chief Executive Officer of Texas Trust Savings Bank, FSB from December 1988 to December 1993.
         Mr. Quinn is also a director of Elcor Corporation.

    (4) Mr. Clarke has been a partner in the law firm of Bracewell & Patterson, L.L.P. from 1971 to December 1985 and since March 1992. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is a director of First Investors Financial Services, Inc.

    (5) Mr. Work has served as a Director, President and Chief Executive Officer of Elk Corporation since 1979 and as Executive Vice President of Elcor Corporation since 1993. From 1982 to 1993, Mr. Work served as Vice President of Elcor Corporation.

BOARD MEETINGS, FEES, COMMITTEES AND ATTENDANCE RECORDS

    During the Company's fiscal year ended March 31, 1997, the Board of Directors held four regularly scheduled meetings. During such fiscal year, each director attended all of the meetings of the Board and the Board committees on which he served.

    Board members who are not employees of the Company, Centex Corporation or any of their respective subsidiaries ("Outside Directors") received an annual retainer of $22,500 for fiscal year 1997. Outside Directors received an additional annual retainer of $1,000 for each committee on which he served. In addition, the Company reimburses the directors for reasonable expenses incurred in attending directors' and committee meetings.

    The Board of Directors has an Audit Committee, composed of directors who are not employees of the Company or any of its subsidiaries, which reviews the functions of the Company's management and independent auditors pertaining to the Company's financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During the last fiscal year, the Audit Committee held two meetings, which were attended by all members. Audit Committee members are paid a fee of $1,000 per year.

    The Board has a Compensation Committee, composed of directors who are not employees of the Company or any of its subsidiaries, which recommends to the Board the base salaries and incentive bonuses of the officers of the Company. During the last fiscal year, the Compensation Committee held one meeting, which was attended by all members. Compensation Committee members who are Outside Directors are paid a fee of $1,000 per year.

    The Board has a Stock Option Committee, composed of directors who are not employees of the Company or any of its subsidiaries, which administers the Centex Construction Products, Inc. Amended and Restated Stock Option Plan. The Stock Option Committee is authorized to grant options to acquire Centex Construction Products, Inc. Common Stock, and to grant awards of restricted stock. During the last fiscal year, the Stock Option Committee held one meeting which was attended by all members. Stock Option Committee members who are Outside Directors are paid a fee of $1,000 per year.


ITEM 2. PROPOSAL TO APPROVE THE CENTEX CONSTRUCTION PRODUCTS, INC. AMENDED AND RESTATED STOCK OPTION PLAN

    In April 1997, the Board of Directors amended and restated the Centex Construction Products, Inc. Stock Option Plan (the "Stock Option Plan") to limit certain terms under which (i) options to purchase Company Common Stock may be granted and (ii) grants of restricted Company Common Stock ("Restricted Stock") may be made. As of June 12, 1997, there were 36 optionees under the Stock Option Plan. As more fully described below, the Board of Directors is submitting the Stock Option Plan to a vote of the Company's stockholders to satisfy one of the criteria for the Company to obtain a deduction for certain amounts paid under the Stock Option Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

DESCRIPTION OF THE STOCK OPTION PLAN

    General. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the text of the Stock Option Plan set forth in Annex A to this Proxy Statement. The Stock Option Plan (prior to its amendment and restatement in April 1997) was approved by the Board of Directors of the Company and by the sole stockholder of the Company on April 1, 1994, prior to the Company's initial public offering. The Stock Option Plan, as amended and restated, was approved by the Company's Board of Directors on April 24, 1997. The Stock Option Plan authorizes the issuance of 2,000,000 shares of Company Common Stock. As of June 12, 1997, there were 1,200,940 shares of Company Common Stock available for award under the Stock Option Plan and 140,144 shares of Company Common Stock had been issued upon the exercise of options thereunder.

    Under the Stock Option Plan, designated officers, key employees and directors of the Company are eligible to receive awards in the form of stock options or Restricted Stock grants. Participation in the Stock Option Plan does not preclude an individual from being eligible to participate in any other stock option or other benefit plan of the Company. The total number of shares of Company Common Stock subject to awards to any one person under the Stock Option may not exceed 400,000 shares. No grant of options or Restricted Stock may be awarded under the Stock Option Plan after March 31, 2004. The number of shares of Company Common Stock available for grant under the Stock Option Plan is subject to adjustment in the event of a stock split, stock dividend or other change in the Company Common Stock or the capital structure of the Company. If any option expires or is canceled or if any Restricted Stock is reacquired by the Company, the shares available for grant under the Stock Option Plan will be increased by the number of shares represented by such expiration, cancellation or acquisition.

    The Stock Option Plan is administered by the Board of Directors of the Company. Subject to the provisions of the Stock Option Plan, the Stock Option Committee of the Board of Directors is authorized to determine who may participate in the Stock Option Plan, the number and types of awards made to each participant and the terms, conditions and limitations applicable to each award. All questions of interpretation and application of the Stock Option Plan shall be determined by a majority of the Board of Directors, and all questions of interpretation and application of an option grant or an award of Restricted Stock will be determined by the Stock Option Committee.

    The Stock Option Committee is currently comprised of three outside directors who satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Because the members of the Stock Option Committee do not, however, satisfy the requirements of Section 16b-3 of the Securities Exchange Act of 1934, as amended, the determinations and decisions made by the Stock Option Committee are reviewed by and, if desired, approved by the entire Board of Directors in order for certain grants of stock options under the Stock Option Plan to comply with such requirements.

The Board of Directors has the authority to adopt, amend and rescind rules and regulations relating to the Stock Option Plan, to construe the plan and to make all other determinations necessary for administering the Stock Option Plan.

    Stock Options. The Stock Option Committee is authorized to grant options to purchase shares of Company Common Stock, including options qualifying as "incentive stock options" ("ISOs") under Section 422 of the Code and options that do not so qualify ("NSOs"). The option price for any ISO may not be less than the greater of the par value or the fair market value of the share at the time of the grant (except an ISO granted to a person who owns or is deemed to own more than 10% of the Company Common Stock must have an exercise price at least equal to 110% of the fair market value of the Company Common Stock at the time of the grant). NSOs may be granted at an option price no less than the greater of the par value per share or 100% of the fair market value per share of Company Common Stock at the time of the grant, provided that up to a maximum of 10% of shares authorized to be issued under the Stock Option Plan may be at less than the fair market value but not less than 85% of the fair market value. The Company has never granted ISOs under the Stock Option Plan, and ISOs cannot be granted thereunder after March 31, 2004.

    Options will be exercisable over such period and upon such conditions as may be determined by the Stock Option Committee, but no stock option may be exercised after ten years from the date of grant (except an ISO granted to a person who owns or is deemed to own more than 10% of the Company Common Stock must be exercised within five years of the date of the grant). ISOs may not become exercisable prior to one year from the date of grant, unless otherwise specified by the Stock Option Committee. Options may only be transferred by will, by the laws of descent and distribution or, if the Stock Option Committee provides in the agreement relating to the grant of the option, to members of the optionee's immediate family or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners. Each option grant is evidenced by an option agreement between the Company and the optionee containing terms and conditions determined by the Stock Option Committee.

    The Stock Option Plan generally provides that all options outstanding under the Stock Option Plan will become fully exercisable upon the occurrence of a dissolution or liquidation of the Company or a merger (other than a merger effecting a reincorporation of the Company in another state) or a consolidation in which the Company is not the surviving corporation; or if any person other than the Company, an affiliate of the Company, Centex Corporation or an affiliate of Centex Corporation becomes the owner of (A) 50% or more of the total combined voting power of all classes of stock of the Company or (B) shares of Company Common Stock having 50% or more of the total number of votes that may be cast for the election of directors; or if the persons who were directors of the Company immediately before a contested election cease to constitute a majority of the Board of Directors of the Company.
Notwithstanding the foregoing, in the event of any such occurrence, the Board of Directors may satisfy all obligations of the Company with respect to any outstanding options by delivering to the optionee cash in an amount equal to the difference between the aggregate exercise price for the shares of Company Common Stock subject to such options and the fair market value of such shares on the date of such event.

    Restricted Stock. The Stock Option Committee may grant shares of Restricted Stock, which are subject to forfeiture under such conditions and for such period of time as the Stock Option Committee may determine. The Stock Option Committee shall determine the conditions or restrictions of any Restricted Stock awards, which may include restrictions on transferability or may require continued employment or the achievement of individual performance goals or financial performance goals of the Company. The Stock Option Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the shares of Restricted Stock awarded to an employee. The Stock Option Committee has never granted shares of Restricted Stock under the Stock Option Plan.

    Amendment, Suspension or Termination. The Board of Directors may amend, suspend or terminate the Stock Option Plan; provided, however that the Board may not, without the approval of the Company's stockholders, increase the number of shares subject thereto; increase the proportional number of shares which may be purchased pursuant to an option or awarded as Restricted Stock to any one person; reduce the option price below the limitations specified in the Stock Option Plan; or modify, impair or cancel any existing option without the consent of the optionee.

    Benefits. Each of the Company's executive officers and directors who are not members of the Stock Option Committee are eligible to receive awards under the Stock Option Plan. It is not possible to estimate awards that may be granted under the Stock Option Plan to any participants in the future. During fiscal year 1997, the Company made no grants of options to any of its directors or executive officers.

    Special Tax Consequences. Under present Federal income tax law, the award of a stock option generally creates no Federal tax consequences for the recipient or the Company. In general, upon the exercise of an NSO (the only type of option currently outstanding under the Stock Option Plan), the recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company generally will be entitled to a deduction for the same amount. If the Company were to grant ISOs, under current law the optionee would have no Federal taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and the Company would receive no deduction when an ISO is exercised. The tax consequences to the optionee upon disposition of shares acquired through the exercise of the option depends on how long the shares have been held and whether such shares were acquired by exercising an NSO or an ISO. Generally, there are no Federal income tax consequences to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of the disposition of shares that might be acquired upon the exercise of an ISO before the holding periods have been satisfied. The grant of Restricted Stock will not result in income to the participant or in a deduction for the Company for Federal income tax purposes, since the shares are subject to a restriction constituting a "substantial risk of forfeiture" as defined in the Code. Unless the participant elects to be taxed at the time he or she receives the Restricted Stock, such participant will generally realize taxable compensation income when the restrictions lapse. The amount of such income will be the fair market value of the shares on the date of such lapse of restrictions (or on the date of the grant if the participant elects to be taxed at that time). Dividends paid on the shares of Restricted Stock during the restricted period will also constitute taxable compensation income to the participant when received by the participant. The Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

    In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company to obtain a deduction for future payments under the Stock Option Plan could also be limited by Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made in connection with a change of control of an employer. The ability of the Company to obtain a deduction for amounts paid under the Stock Option Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for Federal income tax purposes, of compensation paid to certain employees of the Company in excess of $1 million with respect to any such employee during any taxable year. However, certain exceptions apply. It is intended that the approval of the Stock Option Plan by the Company's stockholders will satisfy certain of the requirements for such exception, and that the Company will be able to comply with the requirements of the Code and Treasury Regulation
Section 1.162-27 with respect to the grant of awards under the Stock Option Plan so as to be eligible for the performance-based exception. However, it may not be possible in all cases to satisfy all of the requirements for the exception and the Company may, in its sole discretion, determine that in certain cases it is in its best interest to not satisfy all of the requirements for the performance-based exception.

    The preceding discussion is only a general summary of certain Federal income tax consequences arising from participation in the Stock Option Plan and should not be used for a determination of an individual's unique tax situation. It is suggested that each individual consult with a tax advisor regarding the application of Federal, state and local tax laws to the individual's particular situation.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

    The Board of Directors recommends a vote FOR the following resolution which will be presented at the meeting:

         "RESOLVED, that the Centex Construction Products, Inc. Amended and Restated Stock Option Plan be, and it hereby is, ratified, confirmed and approved."

    The affirmative vote of the holders of record of a majority of the outstanding shares of Company Common Stock present in person or by proxy and entitled to vote thereon at the Annual Meeting is required to approve the Stock Option Plan. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the Stock Option Plan.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

    The following table sets forth information as of June 12, 1997 with respect to the beneficial ownership of shares of the Company Common Stock by each director, nominee for election to the Board of Directors and executive officer named in the Summary Compensation Table under "Executive Compensation", individually itemized, and by all directors and executive officers of the Company as a group. Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.


                                                            COMPANY COMMON STOCK (1)
                                                           ---------------------------
                                                           NUMBER OF           PERCENT
              NAME                                           SHARES           OF CLASS
              ----                                         ---------          --------
Robert L. Clarke  . . . . . . . . . . . . . . . . . . . .      6,155              *

O. G. (Greg) Dagnan . . . . . . . . . . . . . . . . . . .    145,441              *

Laurence E. Hirsch. . . . . . . . . . . . . . . . . . . .     10,000              *

Richard D. Jones, Jr. . . . . . . . . . . . . . . . . . .     63,063              *

David W. Quinn  . . . . . . . . . . . . . . . . . . . . .      2,000              *

Harold K. Work  . . . . . . . . . . . . . . . . . . . . .      4,155              *

Arthur R. Zunker, Jr. . . . . . . . . . . . . . . . . . .     51,697              *

All directors and executive officers
  of the Company as a group (7 persons) . . . . . . . . .    282,511            1.27

--------------------
*  less than 1%

     (1) Shares covered by stock options that are outstanding under the Centex Construction Products, Inc. Stock Option Plan which are exercisable on June 12, 1997, or within 60 days thereafter are included as "beneficially owned" pursuant to the rules and regulations of the Securities and Exchange Commission. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Clarke -- 4,155 shares; Mr. Dagnan -- 124,650 shares; Mr. Jones -- 44,400 shares; Mr. Work -- 4,155 shares; Mr. Zunker -- 41,550 shares; and all directors and executive officers of the Company as a group (7 persons) -- 218,910 shares.
           In addition, this table includes 2,191, 1,862 and 4,647 shares of Company Common Stock that may be beneficially owned as of March 31, 1997 by Messrs. Dagnan, Jones and Zunker, respectively, and 8,700 shares of Company Common Stock that may be beneficially owned as of March 31, 1997 by all directors and executive officers of the Company as a group (7 persons), pursuant to the Company Common Stock Fund of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc., a defined contribution plan (the "Profit Sharing Plan"). Amounts shown for Mr. Hirsch and Mr. Quinn do not include 11,962,304 shares of Company Common Stock owned by Centex Corporation, which shares each of Mr. Hirsch and Mr. Quinn may be deemed to beneficially own indirectly because of each of their positions as a director and an executive officer of Centex Corporation.

CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as of June 12, 1997 with respect to the holders of shares of Company Common Stock who are known to the Company to be beneficial owners of more than five percent of such shares outstanding.


                                        CENTEX CONSTRUCTION PRODUCTS, INC.
                                                   COMMON STOCK
                                        ----------------------------------
 NAME AND ADDRESS OF                     NUMBER                   PERCENT
 BENEFICIAL HOLDER                      OF SHARES                 OF CLASS
 -------------------                    ----------                --------
 Centex Corporation                     11,962,304                 54.40%
 2728 N. Harwood Street
 Dallas, Texas 75201-1516

 FMR Corp.                               2,493,100(1)              11.34%
 82 Devonshire Street
 Boston, Massachusetts 02109-7000

 Vanguard/Windsor Funds, Inc.            2,211,100(2),(3)          10.05%(3)
 100 Vanguard Blvd.
 Malvern, Pennsylvania 19355

 ------------------------------
(1) Based solely upon information contained in the Schedule 13G/A (Amendment No. 3) of FMR Corp. ("FMR") filed with the Securities and Exchange Commission ("SEC") on February 10, 1997 with respect to Company Common Stock owned as of December 31, 1996 (the "FMR 13G"). According to the FMR 13G, FMR may be deemed to own beneficially 2,493,100 shares of Company Common Stock, acquired solely for investment purposes, as a parent holding company with respect to holdings of wholly owned investment adviser subsidiaries of FMR and other entities affiliated with FMR, all of which shares FMR has sole dispositive power. FMR stated in the FMR 13G that it held 80,200 shares of Company Common Stock with sole voting power and no shares of Company Common Stock with shared voting or dispositive power.

(2) Based solely upon information contained in the Schedule 13G of Vanguard/Windsor Funds, Inc. ("Vanguard") filed with the SEC on February 7, 1997 with respect to Company Common Stock owned as of December 31, 1996 (the "Vanguard 13G"). According to the Vanguard 13G, Vanguard beneficially owns 2,211,200 shares of Company Common Stock, all of which shares Vanguard has sole voting and shared dispositive power, and Vanguard has no shares of Company Common Stock with shared voting power or sole dispositive power.

(3) The Company has received from Wellington Management Company, LLP ("Wellington") a Schedule 13G/A that was filed with the SEC on February 13, 1997 with respect to Company Common Stock owned as of December 31, 1996 (the "Wellington 13G"). Based solely on a review of the Wellington 13G and the Vanguard 13G (as described in footnote 2 above), the Company believes that the shares of Company Common Stock that are reported to be beneficially owned by Wellington include the shares of Company Common Stock beneficially owned by Vanguard in that Vanguard is a client of Wellington. Accordingly, the Company is not reporting Wellington as a separate beneficial owner of more than 5% of Company Common Stock. The Wellington 13G stated that Wellington, in its capacity as an investment adviser to clients including Vanguard, may be deemed to own beneficially 2,807,700 shares of Company Common Stock (representing 12.77% of the outstanding shares of Company Common Stock), all of which shares Wellington has shared dispositive power. Also, according to the Wellington 13G, Wellington stated that it held no shares of Company Common Stock with sole voting or dispositive power and 339,500 shares of Company Common Stock with shared voting power.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                             -------------
                                                                                 AWARDS
                                                 ANNUAL COMPENSATION         -------------
       NAME AND PRINCIPAL        FISCAL     -------------------------------     OPTIONS/            ALL OTHER
            POSITION              YEAR      SALARY ($)        BONUS ($) (1)    SARS (#)(2)      COMPENSATION($)(3)
 -----------------------------   ------     ----------        -------------  ----------------   ------------------
 O. G. (GREG) DAGNAN,             1997       $265,000           $132,500              --               $27,164
   President and                  1996        255,500             69,000              --                25,344
     Chief Executive Officer      1995        250,000             75,000           167,600              24,856

 RICHARD D. JONES, JR.,           1997       $215,000           $100,000              --               $22,154
   Executive Vice President       1996        210,000             50,000              --                20,794
     and Chief Operating Officer  1995        205,000             61,500           114,800              20,356


 ARTHUR R. ZUNKER, JR.,           1997       $144,000           $ 72,000              --               $15,228
   Senior Vice President --       1996        138,000             41,000              --                13,802
     Finance and Treasurer        1995        133,500             40,000            54,500              13,415

--------------------
(1) Cash bonuses for services rendered in fiscal years 1997, 1996 and 1995 have been listed in the year earned, but were actually paid in the following fiscal year.

(2) The number of shares subject to these stock options represents grants of stock options only, as the Company has issued no stock appreciation rights ("SARs"). Of the options listed in the table above, options covering 17,600 shares, 14,800 shares and 4,500 shares were granted in fiscal 1995 to Mr. Dagnan, Mr. Jones and Mr. Zunker, respectively, in connection with the surrender of a like number of options to purchase Centex Corporation Common Stock upon the consummation of the Company's initial public offering in April 1994. (See "Report of Compensation Committee and Stock Option Committee on Executive Compensation" on pages 11 through 14 herein). These options vested on certain specified dates from January 1995 through July 1996. At the time of the grant of these stock options, each recipient was granted a bonus which vested at the same time and in the same proportion as the stock options vest and which is payable whenever and to the extent that a recipient exercises the stock option. The bonuses granted to Mr. Dagnan, Mr. Jones and Mr. Zunker in fiscal 1995 in connection with these options were $517,625, $439,900 and $131,625, respectively, all of which have vested. The remaining options covering 150,000 shares, 100,000 shares and 50,000 shares are performance-based stock options granted in fiscal 1995 to Mr. Dagnan, Mr. Jones and Mr. Zunker, respectively, the vesting of which is based on the achievement of specified levels of operating earnings and return on average net assets by the Company during the ten-year period following the stock option grant. Failure to achieve the specified goals delays vesting until the end of the ten-year term. Approximately 44% of these performance-based stock options vested, effective as of March 31, 1996, as a result of the Company's achievement of certain performance results for fiscal 1995 and fiscal 1996. An additional approximately 39% of these performance-based options vested, effective as of March 31, 1997, as a result of the Company's achievement of certain performance results for fiscal 1996 and fiscal 1997. In connection with these fiscal 1995 grants, each such executive officer also received contingent performance bonuses which vest at the same time and in the same proportion as the performance stock options vest, and the amounts of the bonuses are determined based on achievement of certain specified operating earnings goals. The vested amount of the bonus is payable whenever and to the extent that a recipient exercises any vested performance stock options. Any portion of the contingent bonus not vested as a result of the failure of the Company to achieve the operating earnings and return on average net assets goals will be cancelled at the end of the ten-year term. Because the Company did not achieve the minimum operating earnings target for fiscal 1995 and fiscal 1996, no bonus was earned in connection with the performance stock options that vested as of March 31, 1996. However, because the Company did achieve the minimum operating earnings target for fiscal 1996 and fiscal 1997, a bonus of $6.28, $6.34 and $6.47 per share was earned by Mr. Dagnan, Mr. Jones and Mr. Zunker, respectively, in connection with performance stock options that vested as of March 31, 1997. The remainder of these contingent performance bonuses granted to Mr. Dagnan, Mr. Jones and Mr. Zunker in fiscal 1995 (which remain unvested) will vary (depending on the Company's achievement of certain operating earnings targets) between $134,355 and $248,430 for Mr. Dagnan, $90,584 and $166,634 for Mr. Jones, and $46,391 and $84,416
    for Mr. Zunker. With respect to fiscal 1995, the Company granted in fiscal 1996 to Mr. Dagnan, Mr. Jones and Mr. Zunker additional deferred cash bonuses and deferred performance bonuses of $50,280, $41,328 and $26,705, respectively, which bonuses are allocated equally to each optionees' options granted in fiscal 1995. A portion of these deferred cash bonuses was earned as of March 31, 1997 and is included in the bonuses earned at the time of vesting of options on March 31, 1997 described above. These additional deferred cash bonuses and deferred performance bonuses vest at the same time and in the same proportion as the corresponding options vest and are payable whenever and to the extent that a recipient exercises the stock option (although vested but unpaid deferred cash bonuses will be paid at the end of the terms of the associated stock options, unvested deferred performance bonuses will automatically vest and be paid at the end of the ten-year term of the options to the extent not already vested and paid and vested but unpaid deferred performance bonuses will be paid at the end of the ten-year term of the option).

(3) Except as set forth below, the compensation reported represents fully vested Company contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan. The compensation reported for fiscal 1997, fiscal 1996 and fiscal 1995 also includes fully vested contributions accrued pursuant to the Supplemental Executive Retirement Plan of Centex Construction Products, Inc. (the "SERP"), an unfunded, non-qualified plan for certain executives of the Company (see "Report of Compensation Committee and Stock Option Committee on Executive Compensation"), in the following amounts: Mr. Dagnan -- $11,500, $10,550 and $10,000, respectively; and Mr. Jones -- $6,500, $6,000 and $5,500, respectively.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                     NUMBER OF
                                                                    UNEXERCISED                    VALUE OF
                                                                    OPTIONS/SARS                OPTIONS/SARS AT
                               SHARES                              AT FY-END (#)(1)              FY-END ($)(3)
                            ACQUIRED ON       VALUE        ----------------------------  ------------------------------
 NAME                      EXERCISE(#)(1)  REALIZED($)(2)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE(4)UNEXERCISABLE(5)
 ----                      --------------- --------------  ------------  --------------  ------------- ----------------
 O. G. (Greg) Dagnan           8,000         $238,400         124,650        25,350       $1,148,015      $403,699
 Richard D. Jones, Jr.         7,200          214,992          83,100        16,900          770,330       270,147
 Arthur R. Zunker, Jr.         3,000           89,970          41,550         8,450          390,566       136,172

--------------------
(1) Amounts set forth in the table reflect the number and value of shares and options only, as the Company has issued no SARs.

(2) Amounts include the following cash bonuses paid in connection with the exercise of stock options at the time of exercise: Mr. Dagnan -- $236,400; Mr. Jones -- $213,192; and Mr. Zunker -- $89,220.

(3) Represents the difference between the closing price of the Company Common Stock on March 31, 1997 of $18.125 per share, and the exercise price of such options and includes maximum cash bonuses payable in connection with the exercise of such options at the time of exercise described in footnotes 4 and 5 below.

(4) Amounts include the following maximum cash bonuses payable in connection
    with the exercise of stock options at the time of exercise:   Mr. Dagnan --
    $384,534; Mr. Jones -- $261,342; and Mr. Zunker --  $136,073.

(5) Amounts include the following maximum cash bonuses payable in connection with the exercise of stock options at the time of exercise: Mr. Dagnan -- $248,430; Mr. Jones -- $166,634; and Mr. Zunker -- $84,416.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  None of the Company's directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board provides advice and recommendations to the Board concerning the salaries and bonuses of the officers of the
Company.  The Board approves those salaries and bonuses.   The Stock Option
Committee of the Board administers the stock option plan and is specifically authorized under such plan to grant options to officers and other key employees of the Company and its subsidiaries, subject to ratification by the Board. The Compensation Committee and the Stock Option Committee are comprised of three and two non-employee directors, respectively. This report describes the policies and principles which shape the structure of the Company's executive compensation program.

  The Company's executive compensation program is structured to achieve the following objectives:

  - to attract, retain and motivate highly qualified, energetic and talented executives;
  - to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures which have a direct effect on stockholder values; and
  - to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

  To achieve its compensation objectives, the Company has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus, and (iii) long-term incentive compensation in the form of stock options and related contingent performance bonuses. In addition, the executive officers of the Company are eligible to receive other benefits such as medical benefits and profit sharing plan contributions which are generally available to employees of the Company and contributions under the Company's SERP which are accrued for the named executive officers and certain other officers of the Company and its subsidiaries.

  In structuring the specific components of executive compensation, the Company is guided by the following principles:

  - annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies which engage in one or more of the businesses in which the Company engages;
  - bonus payments should vary with the Company's financial performance; and
  - a significant portion of compensation should be in the form of long-term incentive compensation which aligns the interests of executives with those of the stockholders and which creates rewards for long-term sustained company performance and the achievement of the Company's strategic objectives.

  Base Salary

  The Compensation Committee is responsible for recommending at the beginning of each fiscal year the base salary levels for the three named executive officers. In developing salary compensation amounts for fiscal 1997, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies which engage in one or more of the principal businesses of the Company: the manufacture and sale of cement, gypsum wallboard, readymix concrete and aggregates. Included within the survey were those companies which comprise the peer group in the Comparative Cumulative Total Stockholder Return graph on page 14. The Compensation Committee confirmed that the base salaries of the named executives were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels the Compensation Committee also considers the executive's experience level and potential for significant contributions to the Company's profitability. After completing its review and decision-making process, the Compensation Committee submitted its decision as to base salary levels to the entire Board of Directors, which confirmed the Compensation Committee's decision.

  Incentive Bonus

  The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executives at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards which are directly related to corporate performance during the fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings, earnings growth, return on net assets, return on equity and other factors.

  Long-term Compensation

  Prior to the consummation of the Company's initial public offering in April 1994, all of the Company's executive officers and key managers were employed by Centex Corporation or its subsidiaries and owned employee stock options to purchase Centex Corporation Common Stock ("Centex Stock Options"). Because the Company believed such optionees should be rewarded for the Company's performance as opposed to Centex Corporation's performance, the optionees surrendered to Centex Corporation one-half of their unvested Centex Stock Options in exchange for a grant by the Company of a like number of Company stock options (with an exercise price equal to the initial public offering price of the Company's Common Stock and having the same vesting periods as set forth in the surrendered Centex Stock Options) and a contingent cash bonus representing the underlying value of the Centex Stock Options surrendered. The contingent cash bonuses are contingent upon the vesting and exercise of the related Company stock options. The Stock Option Committee made these grants only in connection with the Company's initial public offering and does not believe that it will make grants of similar stock options in the foreseeable future. Rather, the Stock Option Committee believes that future grants of stock options will be in the form of performance stock options, as described below.

  Consistent with the Company's effort to increase the proportion of management compensation which is tied to the Company's performance, the Compensation Committee of the Board of Directors has structured certain of its stock option programs to link the vesting of stock option grants to the achievement by the Company of certain specific performance targets during the ten years following the stock option grant. Under the terms of the stock options recently issued, the number of shares that "vest" or which become exercisable by the optionee depends upon the achievement of specific operational or financial goals by the Company. These operational and financial goals are tied to the Company's operating earnings and return on average net assets and are structured to reward the optionee for superior long-term operating performance of the Company. Failure to meet the specified goals results in those shares not "vesting or becoming exercisable" until the end of the full ten-year term. The Compensation Committee believes that these programs properly align the interests of the Company's officers and managers with the interests of the stockholders by linking a majority of their long-term compensation with goals that have a direct and positive effect on stockholder value. Except as noted above, all of the stock options granted by the Company to its officers and key employees were granted under these performance programs.

  At the time of the grant of the performance stock options during fiscal 1995 and in furtherance of its objective of increasing the percentage of key employee compensation which is tied to the Company's performance, the Company granted contingent performance bonuses to certain of its key employees, including the named executive officers. The amount of the contingent performance bonuses granted in fiscal 1995 will vary depending on the Company's attainment of specified operating earnings targets and will become fixed at the time of each vesting of a portion of the bonus. These bonuses vest at the same time and in the same proportion as the performance stock options' specific performance targets are achieved. The vested amounts of most performance bonuses are payable whenever and to the extent that a recipient exercises option shares which have vested by the achievement of performance goals. Any portion of the contingent bonus not vested at the end of the ten-year term as a result of the Company not achieving the specific performance targets will be cancelled.

  In making the stock option grants during fiscal 1995, the Stock Option Committee took into account various factors, including the furtherance of the Company's objectives set forth above and any previous grants made to the executive officers and other key managers of the Company.

  For fiscal 1995 and 1996, the Company achieved certain two-year average targets, and, accordingly, approximately 44% of the performance stock options granted during fiscal 1995 vested as of March 31, 1996. However, because the Company did not achieve certain minimum operating earnings targets, no contingent performance bonus was earned with respect to such vested options. For fiscal 1996 and 1997, the Company bettered its two-year average targets achieved in fiscal 1995 and 1996. Accordingly, an additional approximately 39% of the performance stock options granted during fiscal 1995 vested as of March 31, 1997. Because the Company achieved the minimum operating earnings targets for fiscal 1996 and 1997, a contingent performance bonus was earned with respect to the options that vested as of March 31, 1997 (see footnote 2 of "Executive Compensation" on pages 9 and 10 herein).

  Commencing with fiscal year 1995, the Company's Board approved the SERP for certain employees participating in the Profit Sharing Plan. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $150,000) on the amount of annual compensation which may be considered in determining, for the account of an eligible participant, the Company's contribution to the Profit Sharing Plan. The SERP establishes balances for each participant in an amount equal to the additional contribution which he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients' accounts under either the Profit Sharing Plan or the SERP.

  CEO Compensation

  The Chief Executive Officer of the Company participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and incentive bonus of the Chief Executive Officer in effect for fiscal 1997 was consistent with the Compensation Committee's salary range guidelines and objectives for all officers. Because the Company achieved record financial performance and operational performance targets for fiscal year 1997, the incentive bonus granted to the Chief Executive Officer for fiscal 1997 was higher than the prior fiscal year's incentive bonus.

  In accordance with recently enacted federal income tax legislation, beginning in 1994, the Internal Revenue Service limited the deductibility for federal income tax purposes of certain executive compensation payments in excess of $1 million. Because it is not expected that any individual executive officer's compensation will exceed the $1 million limit this year or in the foreseeable future, the Compensation Committee has taken no special action to revise its compensation programs or otherwise address this issue except that, at the recommendation of the Compensation Committee, the Board has submitted the Stock Option Plan to the Company's stockholders for approval so that the Stock Option Plan will satisfy certain of the IRS requirements of the performance-based exception with respect to executive compensation (see "Item 2. Proposal to Approve the Centex Construction Products, Inc. Amended and Restated Stock Option Plan - Description of the Stock Option Plan - Special Tax Consequences"). The Compensation

Committee will continue to review this matter and will take appropriate action in the future as it determines to be advisable.


COMPENSATION COMMITTEE                      STOCK OPTION COMMITTEE
----------------------                      ----------------------
Laurence E. Hirsch, Chairman                Laurence E. Hirsch, Chairman
Robert L. Clarke                            David W. Quinn
Harold K. Work


PERFORMANCE GRAPH

  The following graph compares the yearly change in the cumulative total stockholder return on Centex Construction Products, Inc. Common Stock during the fiscal year ended March 31, 1997 with the S&P 500 Index and a peer group composed of companies with businesses in one or more of the Company's primary lines of businesses: cement, gypsum wallboard and concrete/aggregates. The companies comprising the peer group are weighted by their respective market capitalizations and include the following: Lafarge Corporation, Lone Star Industries, Inc., Medusa Corporation, Southdown, Inc. and USG Corporation. The comparison assumes $100 was invested on April 19, 1994 in Centex Construction Products, Inc. Common Stock and in each of the S&P 500 Index and the peer group, and assumes reinvestment of dividends.

                COMPARATIVE CUMULATIVE TOTAL STOCKHOLDER RETURN

                                           4/19/94        3/31/95         3/31/96        3/31/97
                                           -------        -------         -------        -------
 Centex Construction Products, Inc.         $100           $ 90            $ 97           $131
 S&P 500 Index                              $100           $116            $154           $184
 Peer Group                                 $100           $ 90            $103           $131

SECTION 16(a) COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file with the SEC.

  Based solely on its review of the copies of such forms received by it with respect to fiscal 1997, or written representations from certain reporting persons, the Company believes that all filing requirements required by Section 16(a) for fiscal 1997 applicable to its directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities have been complied with, except Robert L. Clarke filed late one Form 4 to report a purchase of Company Common Stock.


                              CERTAIN TRANSACTIONS

  Centex Service Company ("CSC"), a subsidiary of Centex Corporation, provides the Company with employee benefit administration, legal, public/investor relations and certain other services. These services are provided by CSC pursuant to an Administrative Services Agreement which will expire on March 31, 1999, unless earlier terminated at the option of the Company. In fiscal 1997, the Company paid to CSC $225,000 as payment for such services pursuant to this agreement. Commencing April 1, 1997, this agreement was amended to reduce the annual payment for such services rendered for the remainder of the term of the agreement to $95,000. Messrs. Hirsch and Quinn, who are directors of the Company, are directors and executive officers of CSC.

  As a result of the Company's initial public offering, the Company is no longer included in Centex Corporation's consolidated federal tax return. Accordingly, approximately $34.3 million of deferred income taxes became payable by the Company to Centex Corporation pursuant to a Tax Separation Agreement entered into by the Company and Centex Corporation in connection with the Company's initial public offering in April 1994. During fiscal 1996, Centex refunded to the Company approximately $2.9 million of the payments made for these deferred taxes because of an overpayment on the returns filed with the applicable taxing authorities.

  The Company does not sell any of its products directly to Centex Corporation or to any of its affiliates. Certain of the Company's customers purchase readymix concrete and gypsum wallboard from the Company for resale to subsidiaries of Centex Corporation and others. Although the Company does not track the volume of such indirect sales to subsidiaries of Centex Corporation or to any of its affiliates, the Company believes that such sales account for less than 5% of its total sales volume.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended March 31, 1997. The Company's independent public accountants are selected annually by the Board of Directors at its meeting held immediately following the annual meeting of stockholders. It is anticipated that the Board of Directors will select Arthur Andersen LLP as the Company's independent public accountants for the current year.

  Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

  The Company's 1998 annual meeting of stockholders is scheduled to be held on July 16, 1998. In order to be considered for inclusion in the Company's proxy material for that meeting, stockholder proposals must be received at the Company's executive offices, addressed to the attention of the Secretary, not later than February 26, 1998.


                                   FORM 10-K

  STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING MAY OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, UPON REQUEST TO CENTEX CONSTRUCTION PRODUCTS, INC., ATTENTION: RAYMOND G. SMERGE, SECRETARY, 3710 RAWLINS, SUITE 1600, LB 78, DALLAS, TEXAS 75219.


                                        By Order of the Board of Directors


                                                 RAYMOND G. SMERGE
                                                     Secretary


Dallas, Texas
June 26, 1997

ANNEX A

                       CENTEX CONSTRUCTION PRODUCTS, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

1.       PURPOSE

         The purpose of this Plan is to assist Centex Construction Products, Inc., a Delaware corporation, in attracting and retaining as officers and key employees of the Company and its Affiliates, and as non-employee directors of the Company, individuals of training, experience, and ability and to furnish additional incentive to such individuals by encouraging them to become owners of Shares of the Company's capital stock, by granting to such individuals Incentive Options, Nonqualified Options, Restricted Stock, or any combination of the foregoing.

2.       DEFINITIONS

         Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         (a) "Plan" -- This Centex Construction Products, Inc. Amended and Restated Stock Option Plan.

         (b) "Company" -- Centex Construction Products, Inc., a Delaware corporation.

         (c) "Board" -- The Board of Directors of the Company as the same may be constituted from time to time.

         (d) "Committee" -- The Committee provided for in Section 3 of this Plan, as such Committee may be constituted from time to time.

         (e) "Share" -- A share of the Company's present one cent ($0.01) par value common stock and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

         (f) "Option" -- An option to purchase one or more Shares of the Company granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Nonqualified Option.

         (g) "Optionee" -- An individual who has been granted an Option under this Plan and who has executed a written option Agreement with the Company.

         (h) "Affiliates" -- Any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (b) any corporation (other than the Company) in any unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (i) "Fair Market Value" -- If a Share is traded on one or more established market or exchanges, the mean of the opening and closing price of the Share in the primary market or exchange on which the Share is traded, and if the Share is not so traded or the Share does not trade on the relevant date, the value determined in good faith by the Board. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value of stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

         (j) "Agreement" -- The written agreement between the Company and the Optionee evidencing the Option granted by the Company and the understanding of the parties with respect thereto.

         (k) "Incentive Option" -- Stock Options that are intended to satisfy the requirements of Section 422 of the Code and Section 16 of this Plan.

         (l) "Nonqualified Options" -- Stock Options which do not satisfy the requirements of Section 422 of the Code.

         (m) "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

         (n) "Restricted Stock" -- Shares issued pursuant to Section 19 of the Plan.

         (o) "Act" -- The Securities Exchange Act of 1934, as amended.

         (p) "Non-Employee Director" -- An individual who satisfies the requirements of Rule 16b-3 promulgated under the Act.

3.       ADMINISTRATION

         Except as is herein expressly provided otherwise, the Plan shall be administered by the Board. The selection of individuals who shall receive grants of Options or awards of Restricted Stock shall be made by the Committee. The Committee shall consist of two or more individuals who shall be appointed by and shall serve at the pleasure of the Board and may be comprised of the entire Board. When the Committee is so comprised of the entire Board, the terms "Board" and "Committee", as used herein, shall be deemed synonymous. Notwithstanding the provisions of the immediately preceding sentence, unless the Board provides otherwise by resolution, the Committee shall be composed only of individuals who are Non-Employee Directors, and until and unless the Board provides or has provided that individuals who are not Non-Employee Directors may be members of the Committee, no individual appointed to the Committee shall have been eligible at any time within one year prior to his appointment to the Committee for the grant of an option, stock allocation, or stock appreciation right under the Plan or any other plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act), nor shall such individual be eligible to receive an option, allocation of stock, or stock appreciation right under any such plan while a member of the Committee. The Board may by resolution at any time and from time to time provide that the Committee shall be comprised only of individuals who are Non-Employee Directors or that the Committee may be comprised of individuals some or all of whom are not Non-Employee Directors, all as the Board may deem from time to time appropriate. ln making grants or awards, the Committee shall take into consideration the contribution the individual has made or may make to the success of the Company or its Affiliates and such other considerations as the Board may from time to time specify.

         The Committee shall elect one of its members as its chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof, the bylaws of the Company or any resolutions of the Board.

         All questions of interpretation and application of the Plan shall be subject to the determination of a majority of the whole Board, which determination shall be final and binding upon all parties. All questions of interpretation and application of an Option grant or an award of Restricted Stock, including questions of interpretation and application of an Agreement, shall be subject to the determination of a majority of the Committee, which determination shall be final and binding upon all parties.

         Subject to the express provisions hereof, the Board shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan,

(b) to construe the Plan, and (c) to make all other determinations necessary or advisable for administering the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to the specific provisions of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options is restricted, (iii) the effect of termination of employment or directorship upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service), (b) subject to Sections 8 and 10, to accelerate, for any reason, regardless of whether the Agreement so provides, the time of exercisability of any Option that has been granted, (c) to construe the respective Agreements, and (d) to exercise the powers conferred on the Committee under Section 19. The determinations of the Board or Committee, as the case may be, on the matters referred to in this Section 3 shall be final and conclusive.

4.       SHARES SUBJECT TO PLAN

         (a) A maximum of 2,000,000 Shares shall be subject to grants of Options and awards of Restricted Stock under the Plan; provided that such maximum shall be increased or decreased as provided below in Section 12.

         (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Option shall be granted and no Restricted Stock shall be awarded after March 31, 2004.

         (c) Should any Option expire or be canceled without being fully exercised, or should any Restricted Stock previously awarded be reacquired by the Company, the number of Shares with respect to which such Option shall not have been exercised prior to its expiration or cancellation and the number of Shares of such Restricted Stock so reacquired may again be optioned or awarded pursuant to the provisions hereof.

         (d) Any Shares withheld pursuant to subsection 18(c) shall not be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

5.       ELIGIBILITY

         Eligibility for the receipt of the grant of Options under the Plan shall be confined to (a) a limited number of persons who are employed by the Company, or one or more of its Affiliates and who are officers of or who, in the opinion of the Board, hold other key positions in or for the Company or one or more of its Affiliates and (b) directors of the Company, including directors who are not employees of the Company or its Affiliates; provided that only employees of the Company or its Affiliates shall be eligible for the grant of Incentive Options. In addition, an individual who becomes a director of the Company, but who is not at the time he becomes a director also an employee of the Company, shall not be eligible for a grant of Options or an award of Restricted Stock, and shall not be eligible for the grant of an option, stock allocation, or stock appreciation right under any other plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act) until the Board expressly declares such person eligible by resolution. In no event may an Option be granted to an individual who is not an employee of the Company or an Affiliate or a director of the Company. In addition, to provide for Non-Employee Directors to serve on the Committee, the Board may from time to time specify individuals described in the first sentence of this Section 5 who shall not be eligible for the grant of Options or the award of Restricted Stock or the grant of options or stock appreciation rights or allocations of stock under any plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act); provided however, that the Board may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options or awards of Restricted Stock.

6.       GRANTING OF OPTIONS

         (a) From time to time while the Plan is in effect, the Committee may in its absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its absolute discretion, determine the number of Shares to be allotted for option to each person so selected; provided, however, that the total number of Shares subject to Options granted to any one person, including directors of the Company, when aggregated with the number of Shares of Restricted Stock awarded to such person, shall not exceed 400,000 Shares.

         (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Options granted to directors of the Company at such times as the Committee is not composed solely of Non-Employee Directors shall provide that such Options may not be exercised until the first anniversary of their grant and then may be exercised in full at any time on or after such first anniversary date until the date that is ten (10) years from the date when the Option was originally granted. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

         (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event an individual is granted both one or more Incentive Options and one or more Nonqualified Options, such grants shall be evidenced by separate Agreements, one each for the Incentive Option grants and one each for the Nonqualified Options grants. The date which the Committee specifies to be the grant date of an Option to an individual shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Optionee.

 7.      OPTION PRICE

         The option price for each Share covered by each Incentive Option shall not be less than the greater of (a) the par value of each such Share or (b) the Fair Market Value of the Share at the time such Option is granted, except as provided hereinafter. The option price for each Share covered by each Nonqualified Option shall not be less than the greater of (a) the par value of each such Share or (b) 85% of the Fair Market Value of the Share at the time the Option is granted; provided, however, that the number of Shares covered by Nonqualified Options granted under this Plan that have an option price less than the Fair Market Value of a Share at the time the respective Option is granted shall not exceed 10% of the total number of Shares authorized to be issued under this Plan. If the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be other than the Fair Market Value of the stock at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall --

                 (a) the excess of the aggregate Fair Market Value of the Share subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares;

                 (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits which he would not have under the old Option; or

                 (c) the ratio of the option price to the Fair Market Value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the stock subject to the old Option immediately prior such substitution or assumption, on a Share by Share basis.

         Notwithstanding the above, the provisions of this Section 7 with respect to the Option price in the event of a Corporate Transaction shall, in case of an Incentive Option, be subject to the requirements of Section 25(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 7 and the above cited statute, regulations, and rulings, or in the event of an omission in this Section 7 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

8.       OPTION PERIOD

         (a) Each Option shall run for such period of time as the Committee may specify, but in no event for longer than ten (10) years from the date when the Option is granted, including the period of time provided in subsections (i) and
(ii) of this subsection (a); and subject to such limits, and the further condition that, unless designated otherwise by the Committee, no Incentive Option shall become exercisable prior to one year from the date of its grant,

                 (i) Except as provided below in this subsection (i), all rights to exercise an Option shall terminate within three months after the date the Optionee ceases to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates, or after the date the Optionee ceases to be a director of the Company, whichever may occur later, for any reason other than death, except that, (x) in the case of a Nonqualified Option which is held by an Optionee who is, on the date of cessation referred to in this clause, an officer or director of the Company (within the meanings thereof under Section 16(b) of the Act), all rights to exercise such Option shall terminate within seven months after the date the Optionee ceases to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates, or, if later, after the date the Optionee ceases to be a director of the Company, for any reason other than death; and, except that, (y) the Committee, in its discretion, may provide in new Option grants or amend outstanding Options to provide an extended period of time during which an Optionee can exercise a Nonqualified Option to the maximum permissible period for which such Optionee's Option would have been exercisable in the absence of the Optionee's ceasing to be an employee of the Company and its Affiliates or ceasing to be a director of the Company; and, except that (z) in case the employment of the Optionee is terminated for cause, the Option shall thereafter be null and void for all purposes.

                 (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, or ceases to be a director of the Company, whichever may occur later, by reason of his death, all rights to exercise such Option shall terminate fifteen (15) months thereafter.

                 (iii) If an Option is granted with a term shorter than ten
         (10) years, the Committee may extend the term of the Option, but for not more than ten (10) years from the date when the Option was originally granted.

9.       OPTIONS NOT TRANSFERABLE

         No Option or interest therein shall be transferable by the person to whom it is granted otherwise than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Agreement relating to the grant of an Option that the Optionee may transfer such Option, without consideration, to members of the Optionee's immediate family or to one or more trusts for the benefit of such immediate family members or partnerships in which such immediate family members are the only partners. For purposes of this Section 9, "immediate family" shall mean the Optionee's spouse, parents, children (including adopted children), and grandchildren.

10.      EXERCISE OF OPTIONS

         (a) During the lifetime of an Optionee only he or his guardian or legal representative may exercise an Option granted to him. In the event of his death, any then exercisable portion of his Option may, within fifteen (15) months thereafter, or earlier date of termination of the Option, be exercised in whole or in part by any person empowered to do so under the deceased Optionee's will or under the applicable laws of descent and distribution.

         (b) At any time, and from time to time, during the period when any Option, or a portion thereof, is exercisable, such Option, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option which is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

         (c) Each exercise of an Option or portion or part thereof shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either in cash, by certified check or cashier's check, or, with the consent of the Committee, with Shares owned by the Optionee, including an actual or deemed multiple series of exchanges of such Shares. Options granted to directors of the Company at such times as the Committee is not composed solely of Non-Employee Directors shall be paid for in cash, by certified check or cashier's check, or with Shares owned by the director, including an actual or deemed multiple series of exchanges of such Shares, as elected by the director.

         (d) No Shares shall be issued until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until Shares are issued to him.

         (e) Nothing herein or in any Agreement executed or Option granted hereunder shall require the Company to issue any Shares upon exercise of an Option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or portion or part thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purpose of investment only and not with a view to their distribution; provided, however, if or to the extent that the Shares subject to the Option shall be included in a registration statement filed by the Company, or one of its Affiliates, such investment representation shall be abrogated.

11.      DELIVERY OF STOCK CERTIFICATES

         As promptly as may be practicable after an Option, or a portion or part thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates for the appropriate number of Shares. In the event that an Optionee exercises both an Incentive Option, or a portion thereof, and a Nonqualified Option, or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Nonqualified Option.

12.      CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

         (a) If at any time while the Plan is in effect there shall be an increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination, or exchange of Shares of the Company, then and in each such event:

                 (i) An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

                 (ii) Appropriate adjustment shall be made in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price: and

                 (iii) In the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

         Except as is otherwise expressly provided herein, the issue by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities or preferred or preference stock which would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer, or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Notwithstanding anything to the contrary above, a dissolution or liquidation of the Company, a merger (other than a merger effecting a reincorporation of the Company in another state) or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction), a transaction in which another corporation (other than Centex Corporation or one of its affiliates (as defined in Section 12b-2 of the Act)) becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company, or a change in control (as specified below), shall cause every Option then outstanding to become exercisable in full, subject to the limitation on the aggregate Fair Market Value of Shares that may become first exercisable during any calendar year set forth in Section 16, immediately prior to such dissolution, liquidation, merger, consolidation, transaction, or change in control, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability contained in the Agreements if (and only if) such Options have not at that time expired or been terminated. For purposes of this paragraph, a change in control shall be deemed to have taken place if: (i) a third person (other than Centex Corporation or one of its affiliates (as defined in Section 12b-2 of the Act)), including a "group" as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; of (ii) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company immediately before such election shall cease to constitute a majority of the Board. Notwithstanding the foregoing provisions of this paragraph, in the event of any such dissolution, merger, consolidation, transaction, or change in control, the Board may completely satisfy all obligations of the Company and its Affiliates with respect to any Option outstanding on the date of such event by delivering to the Optionee cash in an amount equal to the difference between the aggregate exercise price for Shares under the Option and the Fair Market Value of such Shares on the date of such event, such payment to be made within a reasonable time after such event.

13.      EFFECTIVE DATE

         The Plan shall be effective on April 1, 1994, the date of its adoption by the Board and its approval by Centex Corporation, a Nevada corporation and the sole stockholder of the Company as of the effective date.

14.      AMENDMENT, SUSPENSION OR TERMINATION

         (a) Subject to the other terms and conditions of this Plan and the limitations set forth in subsection 14(b) below, the Board may at any time amend, suspend or terminate the Plan; provided, however, that after the stockholders have ratified the Plan, the Board may not, without approval of the stockholders of the Company, amend the Plan so as to:

                 (i) Increase the maximum number of Shares subject thereto, as specified above in Sections 4(a) and 12; or

                 (ii) Increase the proportionate number of Shares which may be purchased pursuant to Option by any one person or awarded as Restricted Stock to any one person, as specified above in Section 6(a) or below in Section 19(a); or

         (b) Neither the Board nor the Committee may amend the Plan or any Agreement to reduce the option price of an outstanding Option or modify, impair or cancel any existing Option without the consent of the holder thereof.

15.      REQUIREMENTS OF LAW

         Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares under Option the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

16.      INCENTIVE STOCK OPTIONS

         The Committee, in its discretion, may designate any Option granted under the Plan as an Incentive Option intended to qualify under Section 422 of the Code. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the purchase price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to an Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant, and (ii) the aggregate Fair Market Value of the Shares subject to such Incentive Option and the aggregate Fair Market Value of the shares of stock of any Affiliate (or a predecessor of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted. For purposes of this Section 16, "predecessor corporation" means a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Company, or a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is an Affiliate of the Company or a predecessor corporation of any such corporations.

17.      MODIFICATION OF OPTIONS

         Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing provisions of this Section 17, no modification of an Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Optionee under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422 of the Code.

18.      AGREEMENT PROVISIONS

         (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonqualified Option, as the case may be. Incentive Options and Nonqualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement related to constitute an incentive stock option, as defined in Section 422 of the Code.

         (b) The Plan shall be annexed to each Agreement and each Agreement shall recite that it is subject to the Plan and that the Plan shall govern where there is any inconsistency between the Plan and the Agreement.

         (c) Each Agreement shall contain an agreement and covenant by the Optionee, in such form as the Committee may require in its discretion, that he consents to and will take whatever affirmative actions are required, in the opinion of the Board or Committee, to enable the Company or appropriate Affiliate to satisfy its Federal income tax and FICA withholding obligations. An Agreement may contain such provisions as the Committee deems appropriate to enable the Company or its Affiliates to satisfy such withholding obligations, including provisions permitting the Company, on exercise of an Option, to withhold Shares otherwise issuable to the Optionee exercising the Option to satisfy the applicable withholding obligations.

         (d) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of section 421(b) of the Code) of an Incentive Option.

19.      RESTRICTED STOCK

         (a) Shares of Restricted Stock may be awarded by the Committee to such individuals as are eligible for grants of Options, as the Committee may determine at any time and from time to time before the termination of the Plan. The total number of Shares of Restricted Stock awarded to any one person, including directors of the Company, when aggregated with the number of Shares subject to Options in favor of such person, shall not exceed 400,000 Shares.

         (b) A Share of Restricted Stock is a Share that does not irrevocably vest in the holder or that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. A Share of Restricted Stock shall be subject to a minimum three-year vesting period and shall contain such other restrictions, terms and conditions as the Committee may establish, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals. The Committee may, when it deems it appropriate, require the recipient of an award of Restricted Stock to enter into an agreement with the Company evidencing the understanding of the parties with respect to such award.

         If an individual receives Shares of Restricted Stock, whether or not escrowed as provided below, the individual shall be the record owner of such Shares and shall have all the rights of a stockholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE CENTEX CONSTRUCTION PRODUCTS, INC. AMENDED AND RESTATED STOCK OPTION PLAN AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS
         SET FORTH IN THE TERMS OF SUCH AWARD DATED          , 19  .

         In order to enforce the restrictions, terms and conditions that may be applicable to an individual's Shares of Restricted Stock, the Committee may require the individual, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

         After the satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock to an individual, which award is not subject to a non-lapse feature, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the individual.

         If an individual to whom Restricted Stock has been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the individual's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the individual.

         The Committee may cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to an individual hereunder only upon the individual's death, disability or retirement on or after the earlier of (i) age 65 or (ii) such time as the sum of the individual's age and years of service equals 70, provided such individual is at least 55. With respect to the occurrence of any event specified to the last paragraph of
Section 12, the restrictions, if any, applicable to any outstanding Shares awarded as Restricted Stock shall lapse immediately prior to the occurrence of the event.

         (c) Subject to the provisions of subsection 19(b) above, if an individual to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, or ceases to be a director of the Company, whichever may occur later, for any reason prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the individual and transferred to, and reacquired by, the Company or an Affiliate. In such event, the individual, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

         (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of





                                      A 10
stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation, or merger.

20.      GENERAL

         (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

         (b) Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time.

         (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option or Restricted Stock granted under it; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

         (d) As partial consideration for the granting of each Option or award of Restricted Stock hereunder, the Optionee or recipient shall agree with the Company that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law or given in confidence to the individual's spouse, tax or financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to grant any future Option or award any future Restricted Stock to such individual, as a factor militating against the advisability of granting any such future Option or awarding any such future Restricted Stock to such individual.

         (e) Participation in the Plan shall not preclude an individual from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees or directors.

         (f) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Committee may require any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         (g) Neither the Committee nor the Board nor the Company guarantees the Shares from loss or depreciation.

         (h) All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

         (i) Records of the Company and its Affiliates regarding an individual's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, tenure as a director, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board or Committee to be incorrect.

         (j) The Company and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board or Committee to perform its duties and functions under the Plan.

         (k) The Company assumes no obligation or responsibility to an Optionee or recipient of Restricted Stock or his personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Board or Committee.

         (l) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

         (m) If any provision of this Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or the Agreement, as the case may be, but such provision shall be fully severable and the Plan or the Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         (n) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares of Stock to which such notice relates.

         (o) Any person entitled to notice hereunder may waive such notice.

         (p) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, and legal representatives, upon the Company, its successors, and assigns, and upon the Board and Committee, and their successors.

         (q) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         (r) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

         (s) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

21.      WITHHOLDING TAXES

         Federal, state, or local law may require the withholding of taxes applicable to gains resulting from the exercise of Nonqualified Options granted hereunder. Unless otherwise prohibited by the Committee, each participant may satisfy any such withholding tax obligation by electing (i) to tender a cash payment to the Company, (ii) to authorize the Company to withhold from the shares of stock of the Company otherwise issuable to the participant as a result of the exercise of the Nonqualified Option a number of shares having a fair market value, as of the date the withholding tax obligation arises, equal to the withholding obligations, or, at the election of the participant, up to the maximum of taxes due (the "Share Withholding Alternative"), (iii) to deliver to the Company previously acquired shares of common stock of the Company having a fair market value, as of the date the withholding tax obligation arises, equal to the amount to be withheld, or at the election of the participant, up to the maximum of taxes due, or (iv) any combination of the foregoing, provided the combination permits the payment of all withholding taxes attributable to the exercise of the Nonqualified Option. Any withholding election may not be made within six months after the grant of the stock option (except in the event of death or disability of the optionee). A participant's election to pay the withholding tax obligation must be made (a) in the case of officers or directors of the Company, (i) during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date (but in no event later than the Tax Date, as hereinafter defined), or (ii) at least six months less one day prior to the Tax Date, and (b) in the case of other participants, at any time; provided however, that if any participant (whether or not he is an officer or director) elects to have his withholding tax obligation satisfied (in whole or in part) through the Share Withholding Alternative, then such election shall be void and of no legal effect unless it is made in writing delivered to the Company before the time of exercise, or simultaneously with the exercise, of such participant's Nonqualified Option. A valid and binding written election of the Share Withholding Alternative shall be irrevocable. A participant's failure to elect a withholding alternative prior to the time such election is required to be made shall be deemed to be an election to pay the withholding tax by tendering a cash payment to the Company. For purposes of this Section 21, the fair market value of the shares used to pay withholding taxes is the mean between the highest and lowest price quoted on the New York Stock Exchange for one share of common stock of the Company on the Tax Date. Also, as used in this Section 21, "Tax Date" shall mean the date on which a withholding tax obligation arises in connection with an exercise of a nonqualified stock option, which date shall be presumed to be the date of exercise, unless shares subject to a substantial risk of forfeiture (as defined in section 83(c)(1) or (c)(3) of the Code) are issuable on exercise of the option and the participant does not make a timely election under section 83(b) of the Code with respect thereto, in which case the Tax Date for such shares is the date on which the substantial risk of forfeiture lapses. Fractional shares remaining after payment of the withholding taxes shall be paid to the participant in cash.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL THE NOMINEES IN ITEM 1 AND FOR THE APPROVAL OF THE CENTEX CONSTRUCTION PRODUCTS, INC. AMENDED AND RESTATED STOCK OPTION PLAN IN ITEM 2.

                                                                  Please mark
                                                                  your vote as
                                                                  indicated in
                                                                  this example

                                                                       [X]


1.   Election of directors listed    FOR all nominees         WITHHELD
     to the right.                   listed to the right      AUTHORITY
                                     (except as marked      to vote for all
                                     to the contrary).    nominees listed to
                                                              the right.

                                           [ ]                  [ ]


2.  To ratify, confirm and                  FOR   AGAINST  ABSTAIN
    approve the Centex Construction
    Products, Inc. Amended and              [ ]     [ ]      [ ]
    Restated Stock Option Plan


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEES'S NAME IN THE SPACE PROVIDED BELOW.)

Robert L. Clarke, O.G. (Greg) Dagnan, Laurence E. Hirsch, David W. Quinn, Harold K. Work

--------------------------------------------------------------------------------
THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

3. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2 AND, IN THE DISCRETION OF THE NAMED PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIES RELATING TO THE MEETING.


Dated                         1997
     ------------------------,



----------------------------------
             Signature

----------------------------------
             Signature


Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.



--------------------------------------------------------------------------------
                            -FOLD AND DETACH HERE-

                      CENTEX CONSTRUCTION PRODUCTS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS-JULY 17, 1997

Thee undersigned hereby appoints O.G. (Greg) Dagnan and Laurence E. Hirsch (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Centex Construction Products, Inc. to be held July 17, 1997, or any adjournment thereof, all shares of Common Stock of Centex Construction Products, Inc. registered in the name of the undersigned at the close of business on June 12, 1997.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Meeting and Proxy Statement dated June 26, 1997

    READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.



--------------------------------------------------------------------------------
                            -FOLD AND DETACH HERE-